AGCO CORP /DE	Exhibit 21.1
12/31/2014

Wholly Owned Subsidiaries of AGCO Corporation	Country of Jurisdiction

AGCO Argentina SA	Argentina
Indamo SA	Argentina
AGCO Australia Ltd	Australia
Sparex Australia PTY Ltd	Australia
AGCO Austria GmbH	Austria
Sparex Maschinensubehor Handelsgesellschaft m.b.H	Austria
Sparex Belgium BVBA	Belgium
AGCO do Brazil Commercio e Industria Ltda	Brazil
GSI Brasil Industria e Comercio de Equipamentos Agropecuarios Ltd	Brazil
Tecnoagro Maquinas Agricolas Ltda	Brazil
Valtra do Brazil Ltda	Brazil
AGCO Canada Ltd	Canada
GSI Electronique Inc	Canada
Sparex Canada Ltd	Canada
Shanghai GSI Agriculture Equipment Co., Ltd	China
AGCO GSI (Changzhou) Agriculture Equipment Co., Ltd	China
AGCO (Changzhou) Agricultural Machinery Co. Ltd	China
AGCO (Daqing) Agricultural Machinery Co	China
AGCO Genpowex (Shanghai) Co. Ltd	China
Beijing AGCO Trading Co., Ltd	China
AGCO Dafeng (Yanzhou) Agricultural Machinery Co., Ltd	China
AGCO (China) Investment Co., Ltd.	China
The GSI Group (Shanghai) Co. Ltd	China
AGCO A/S	Denmark
AGCO Danmark A/S	Denmark
Sparex Limited ApS	Denmark
AGCO Power Oy	Finland
AGCO Suomi Oy	Finland
Valtra OY AB	Finland
AGCO Distribution SAS	France
AGCO France SAS	France
AGCO SAS	France
Sparex S.A.R.L.	France
AGCO Deutschland GmbH	Germany
AGCO Deutschland Limited & Co. KG	Germany
AGCO GmbH	Germany
AGCO Hohenmölsen GmbH	Germany
Fella Werke GmbH	Germany
Fendt GmbH	Germany
Fendt Immobilien GmbH	Germany
Sparex Handels-Und Vertriebs GmbH	Germany
Valtra Deutschland GmbH	Germany
AGCO Holdings (Hong Kong) Ltd	Hong Kong

AGCO Hungary Kft	Hungary
GSI Hungary Kft	Hungary
AGCO Trading (India) Private Ltd	India
Sparex (Tractor Accessories) Ltd	Ireland
AGCO Italia SpA	Italy
Farmec Srl	Italy
AGCO Italiana GmbH	Italy
Laverda AGCO SPA	Italy
AGCO Luxembourg SARL	Luxembourg
Cumberland Sales & Services Sdn Bhd	Malaysia
AGCO GSI Asia Sdn Bhd (formerly Hired Hand Asia Sdn Bhd)	Malaysia
The GSI Asia Group Sdn. Bhd	Malaysia
AGCO Mexico S de RL de CV	Mexico
GSI Cumberland De Mexico Servicios, SA De CV	Mexico
GSI Cumberland De Mexico, S. De RL De CV	Mexico
Prestadora de Servicios Mexicana del Bajio, SA de CV	Mexico
Sparex Mexicana S.A. de CV	Mexico
Ag-Chem Europe Fertilizer Equipment BV	Netherlands
Ag-Chem Europe Industrial Equipment BV	Netherlands
AGCO Holding BV	Netherlands
AGCO International Holdings BV	Netherlands
AGCO Netherlands BV	Netherlands
AGCO R-M (Distribution) Holding BV	Netherlands
Sparex Limited Vestiging Holland BV	Netherlands
Valtra International BV	Netherlands
Sparex New Zealand Ltd	New Zealand
Eikmaskin AS	Norway
AGCO Sp Z.o.o	Poland
Sparex Polska Sp. Z.o.o.	Poland
Sparex Portugal Importacao e Comercio de Pecas Lda	Portugal
Valtractor Comercio de Tractores e Maquinas Agricolas SA	Portugal
AGCO LLC	Russia
AGCO Machinery LLC	Russia
AGCO Holdings (Singapore) Pte. Ltd	Singapore
AGCO Holdings South Africa	South Africa
AGCO South Africa Pty Ltd	South Africa
Sparex (Proprietary) Ltd	South Africa
AGCO Iberia SA	Spain
Sparex Agrirepuestos SL (Spain)	Spain
AGCO AB	Sweden
AGCO International GmbH	Switzerland
AGCO Tarim Makineleri Ticaret Ltd Sirketi	Turkey
Ag-Chem (UK) Ltd	United Kingdom
AGCO Funding Company	United Kingdom
AGCO International Ltd	United Kingdom
AGCO Ltd	United Kingdom
AGCO Machinery Ltd	United Kingdom
AGCO Manufacturing Ltd	United Kingdom
AGCO Pension Trust Ltd	United Kingdom
AGCO Receivables Limited	United Kingdom

AGCO Services Ltd	United Kingdom
Anglehawk Ltd	United Kingdom
Massey Ferguson Executive Pension Trust Ltd	United Kingdom
Massey Ferguson Staff Pension Trust Ltd	United Kingdom
Massey Ferguson Works Pension Trust Ltd	United Kingdom
Sparex Holding Ltd	United Kingdom
Sparex International Ltd	United Kingdom
Sparex Ltd	United Kingdom
Spenco Engineering Company Ltd	United Kingdom
Valtra Tractors (UK) Ltd	United Kingdom
Export Market Services LLC	United States
Massey Ferguson Corp.	United States
AGCO Jackson Assembly Company	United States
Sparex, Inc.	United States
The GSI Group, LLC	United States
Assumption Leasing Company, Inc.	United States
Intersystems Holdings, Inc.	United States
Intersystems International Inc.	United States
AGCO Zambia Ltd	Zambia

50% or Greater Joint Venture Interests of the Registrant

Deutz AGCO Motores SA	Argentina
Santal Equipamentos SA Comercio e Industria	Brazil
Groupement International De Mecanique Agricole SA	France
AGCO - Amity JV, LLC	United States

Less Than 50% Joint Venture Interests of the Registrant

Algerian Tractors Company Spa	Algeria
AGCO Capital Argentina SA	Argentina
AGCO Finance Pty Limited	Australia
AGCO Finance GmbH, Landmaschinenleasing	Austria
AGCO Finance NV	Belgium
De Lage Landen Participações Limitada	Brazil
Banco De Lage Landen Brasil S.A.	Brazil
AGCO Finance Canada, Ltd	Canada
AGCO Finance S.N.C	France
AGCO Finance GmbH	Germany
Tractors and Farm Equipment Ltd	India
AGCO Finance Limited	Ireland
Libyan Tractor and Agricultural Commodities Company	Libya
Compagnie Maghebine de Materials Agricoles et Industriels SA	Morocco
AGCO Finance B.V.	Netherlands
AGCO-RM (Manufacturing) Holding BV	Netherlands
AGCO Finance Limited	New Zealand
AGCO Finance Sp.z.o.o.	Poland

AGCO Finance LLC	Russia
AGCO Finance AG	Switzerland
AGCO Finance Limited	United Kingdom
AGCO Finance LLC	United States